                            EDUTREK INTERNATIONAL, INC.
                     Exhibit 11.1: Earnings per Share Calculation
                       (In thousands, except for share amounts)


                                                                   Three Months Ended    Six Months Ended
                                                                   November 30, 1997    November 30, 1997
                                                                   ------------------   -----------------
                                                                       (Unaudited)          (Unaudited)

Numerator for:
     Primary and fully diluted:
     Income (loss) before extraordinary item........................             $214               ($748)
     Net loss.......................................................             (746)             (1,708)

     Supplementary:
     Income (loss) before extraordinary item........................             $214               ($748)
     Add back interest expense net of taxes.........................              149                 667
                                                                        ------------------   -----------------
     Supplementary income (loss) before extraordinary item..........             $363                ($81)
                                                                        ------------------   -----------------
                                                                        ------------------   -----------------

     Net loss.......................................................            ($746)            ($1,708)
     Add back interest expense net of taxes.........................              149                 667
                                                                        ------------------   -----------------
     Supplementary net loss.........................................            ($597)            ($1,041)
                                                                        ------------------   -----------------
                                                                        ------------------   -----------------


Denominator for:
     Primary:
     Weighted average shares outstanding...........................             9,621               8,417
     Warrants and stock option plan................................               698                 927
                                                                        ------------------   -----------------
     Weighted average shares and common equivalents outstanding....            10,319               9,344
                                                                        ------------------   -----------------
                                                                        ------------------   -----------------


     Fully Diluted:
     Weighted average shares outstanding...........................             9,621               8,416
     Warrants and stock option plan................................               696                 926
                                                                        ------------------   -----------------
     Weighted average shares and common equivalents outstanding....            10,317               9,342
                                                                        ------------------   -----------------
                                                                        ------------------   -----------------

     Supplementary:
     Weighted average shares outstanding...........................            10,321              10,155
     Warrants and stock option plan................................               698                 859
                                                                        ------------------   -----------------
     Weighted average shares and common equivalents outstanding....            11,019              11,014
                                                                        ------------------   -----------------
                                                                        ------------------   -----------------
